UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2010

THE HANOVER INSURANCE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-13754	04-3263626
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

440 Lincoln Street, Worcester, Massachusetts 01653

(Address of principal executive offices)

(Zip Code)

Registrant’s telephone number, including area code: (508) 855-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 17, 2010, the Company disclosed in its Current Report on Form 8-K (the “December 17 Form 8-K”) that Steven Bensinger, Executive Vice President and Chief Financial Officer of the Company, has elected to resign as Executive Vice President and Chief Financial Officer and from all other director, trustee and officer positions he holds with any of our affiliates or subsidiaries, effective March 2011. Upon his resignation, and as previously disclosed in the December 17 Form 8-K, it is expected that David Greenfield will assume the position of Chief Financial Officer of the Company.

In connection with Mr. Bensinger’s resignation, and as consideration for him agreeing to remain with the Company for a transitional period, on December 29, 2010, the Company and Mr. Bensinger entered into a Separation Agreement, the material terms of which are as follows:

•

Mr. Bensinger will continue to receive his current rate of compensation payable in biweekly installments of approximately $20,769.23 until he formally resigns from his position as CFO, currently expected to occur on or about March 12, 2011 (the “CFO Resignation Date”);

•

So long as Mr. Bensinger remains employed by the Company, from and after the CFO Resignation Date through June 30, 2011, Mr. Bensinger will receive a base salary payable in biweekly installments of approximately $6,923.07

•	Mr. Bensinger’s 2010 Short-Term Incentive Compensation Plan award, payable during the first quarter of 2011, will be $300,000;

•

Provided Mr. Bensinger remains with the Company throughout the transitional period and otherwise complies with the provisions of the Separation Agreement, he will not be required to return any portion of his 2010 sign-on bonus ($200,000) or return any portion of the benefits received under The Hanover Insurance Group Relocation program; and

•

Mr. Bensinger provided a general release from all claims against the Company, and agreed to certain cooperation, non-solicitation, confidentiality, and non-disparagement provisions in favor of the Company.

The foregoing description of the terms of the Separation Agreement does not purport to be complete and is qualified in its entirety by the Separation Agreement attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(a)	Not applicable.

(b)	Not applicable.

(c)	Not applicable.

(d)	Exhibits

The following exhibits are furnished herewith:

Exhibit 10.1	Separation Agreement dated December 29, 2010 between Steven Bensinger and The Hanover Insurance Group, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Hanover Insurance Group, Inc.
(Registrant)

Date: December 29, 2010	By:	/S/ WALTER H. STOWELL
Walter H. Stowell
Asst. Secretary & Counsel

Exhibit Index

Exhibit 10.1	Separation Agreement dated December 29, 2010 between Steven Bensinger and The Hanover Insurance Group, Inc.

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